SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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DIAMETRICS MEDICAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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DIAMETRICS MEDICAL, INC.

3050 Centre Pointe Drive, Suite 150

St. Paul, Minnesota 55113

Dear Shareholder:

You will find with this letter a Proxy Statement for a Special Meeting of the Shareholders of Diametrics Medical, Inc. This meeting is being called to request your approval of an increase in the number of authorized shares of all classes of stock from 105,000,000 to 205,000,000, and in the number of authorized shares of Common Stock from 100,000,000 to 200,000,000. Additionally, we are requesting your approval to amend the Company’s Series F Preferred Stock agreements to clarify liquidation preferences of those shares relative to the Company’s Series G Preferred Stock.

As you may know, at our last shareholders’ meeting held on April 29, 2004, the Company received approval to increase the authorized shares of all classes of stock to 105,000,000 and the authorized shares of Common Stock to 100,000,000. At the time, we believed that increasing our shares to those levels would provide adequate flexibility for future business opportunities and fund raising.

Approximately one month after our shareholders’ meeting, we completed a $1.5 million Series G Convertible Preferred stock financing. The specifics of this financing are laid out in the Proxy Statement. As a result of a decline in the market price of our common stock, the shares that could be issued upon conversion of the Preferred Stock issued in the fund raising plus the shares that could be issued upon potential exercise of related warrants consumed most of our authorized shares. For this reason, we are coming back at this time and asking for your authorization for additional shares.

Approving additional shares will help us as we move forward with our strategy of focusing and building our business around the TrendCare continuous monitoring product line. As I review Diametrics’ position at this stage of our turnaround, I would identify the following highlights/opportunities:

1.	In this most recent round of financing, Bay City Capital, one of our very long-term investors, participated with a $500,000 investment;

2.	As we position the Company to raise additional funds, we are evaluating a variety of significant structural changes in the Company;

3.	Our “story” for the future will be focused on dynamic new product extensions and improvements to better meet our current customers’ needs and to address new opportunities in the marketplace; and

4.	We have a renewed enthusiasm and commitment from the Codman division of Johnson & Johnson with our Neurotrend product aimed at the neurotrauma market.

Please review the attached Proxy and act on it as soon as possible. Feel free to contact either Glen Winchell or myself with any questions that you may have. I appreciate your ongoing support for Diametrics Medical, Inc.

Best regards,

David B. Kaysen

President and CEO

DIAMETRICS MEDICAL, INC.

3050 Centre Pointe Drive, Suite 150

St. Paul, Minnesota 55113

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

September 7, 2004

TO THE SHAREHOLDERS OF DIAMETRICS MEDICAL, INC.:

Notice is hereby given that a Special Meeting of Shareholders of Diametrics Medical, Inc. (the “Company”) will be held at 3:00 p.m. on Tuesday, September 7, 2004, at the offices of Dorsey & Whitney LLP, 50 South Sixth Street, Suite 1500, Minneapolis, Minnesota, for the following purposes:

(1)	To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to (i) increase the number of shares of all classes of stock from 105,000,000 to 205,000,000, and (ii) to increase the number of authorized shares of Common Stock, par value $.01 per share, from 100,000,000 to 200,000,000.

(2)	To approve an amendment to the Company’s Certificate of Designations of Series F Convertible Preferred Stock to clarify the seniority of the Company’s Series G Convertible Preferred Stock over the Series F Convertible Preferred Stock with respect to liquidation preferences.

The Board of Directors has fixed the close of business on July 9, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.

We encourage you to take part in the affairs of your Company either in person or by executing and returning the enclosed proxy.

By Order of the Board of Directors,

Kenneth L. Cutler Secretary

Dated: August 9, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

DIAMETRICS MEDICAL, INC.

3050 Centre Pointe Drive, Suite 150

St. Paul, Minnesota 55113

PROXY STATEMENT

FOR

SPECIAL MEETING OF SHAREHOLDERS

September 7, 2004

This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of Diametrics Medical, Inc. (the “Company”) for use at a Special Meeting of Shareholders to be held on Tuesday, September 7, 2004, at the offices of Dorsey & Whitney LLP located at 50 South Sixth Street, Suite 1500, Minneapolis, Minnesota at 3:00 p.m., local time, and at any adjournment thereof, for the purposes set forth in the Notice of Special Meeting of Shareholders. This Proxy Statement and the form of proxy enclosed are being mailed to shareholders commencing on or about August 9, 2004.

All holders of the Common Stock, $.01 par value per share (the “Common Stock”), whose names appear of record on the Company’s books at the close of business on July 9, 2004 will be entitled to vote at the Special Meeting or any adjournment thereof. At the close of business on July 9, 2004, a total of 33,938,443 shares of Common Stock were outstanding, each share being entitled to one vote. Additionally, the holders of the Company’s Series F Convertible Preferred Stock, whose names appear of record on the Company’s books at the close of business on July 9, 2004, will be entitled to vote at the Special Meeting on Proposal Two. The holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of business at the Special Meeting. If such quorum shall not be present or represented at the Special Meeting, the shareholders present or represented at the Special Meeting may adjourn the Special Meeting from time to time without notice other than announcement at the Special Meeting until a quorum shall be present or represented. Officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone or in person. Expenses in connection with the solicitation of proxies will be paid by the Company.

If the enclosed proxy is properly executed and returned, and if a shareholder specifies a choice on the proxy, shares of the Common Stock and/or Series F Convertible Preferred Stock represented by the proxy will be voted in the manner directed by the shareholder. If the proxy is signed and returned but no direction is made, the proxy will be voted FOR the amendment of the Company’s Amended and Restated Articles of Incorporation and FOR the amendment of the Company’s Certificate of Designations of Series F Convertible Preferred Stock. Shares voted as abstentions on any matter will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. If a broker submits a proxy that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters. Proxies may be revoked at any time before being exercised by delivery to the Secretary of the Company of a written notice of termination of the proxies’ authority or a duly executed proxy bearing a later date. Any proxy also may be revoked by the shareholder attending the Special Meeting and voting in person. A notice of revocation need not be on any specific form.

As of the date of this Proxy Statement, the Board of Directors of the Company knows of no business that will be presented for consideration at the Special Meeting other than the matters described in the Notice of Special Meeting of Shareholders mailed together with this Proxy Statement.

PROPOSAL ONE:

AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION

The Company’s Amended and Restated Articles of Incorporation currently authorize the issuance of 105,000,000 shares of capital stock, consisting of 100,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, par value $.01 per share (“Preferred Stock”). The Board of Directors has adopted a resolution proposing that the Amended and Restated Articles of Incorporation be further amended to increase the authorized number of shares of capital stock to 205,000,000, with an increase in the number of authorized shares of Common Stock to 200,000,000, subject to shareholder approval. The number of shares of Preferred Stock currently authorized by the Company’s Amended and Restated Articles of Incorporation would remain at 5,000,000.

As of July 20, 2004, the Company had: 34,821,835 shares of Common Stock outstanding; 6,528,601 shares reserved for future issuance under the Company’s stock-based plans; 22,111,426 shares reserved for issuance under outstanding warrants; 6,666,667 shares reserved for issuance upon conversion of Series F Convertible Preferred Stock; 25,000,000 shares reserved for issuance upon conversion of Series G Convertible Preferred Stock; and 2,013,431 shares reserved for issuance under the Company’s convertible senior secured fixed rate notes. Based on the foregoing number of outstanding and reserved shares of Common Stock, the Company currently has 2,857,940 authorized but unissued and unreserved common shares remaining available for other purposes.

If approved by the Company’s shareholders, the first paragraph of Article 3 of the Amended and Restated Articles of Incorporation of the Company would be further amended to read as follows:

“The total number of shares of capital stock which the corporation is authorized to issue shall be 205,000,000 shares, consisting of 200,000,000 shares of common stock, par value $.01 per share (“Common Stock”), and 5,000,000 shares of Preferred Stock, par value $.01 per share (“Preferred Stock”).”

At the Company’s Annual Meeting on April 29, 2004, the shareholders of the Company approved an increase in the number of authorized shares of all classes of capital stock from 65,000,000 to 105,000,000, with an increase in the number of authorized shares of Common Stock from 60,000,000 to 100,000,000. The Board of Directors proposed the increase in authorized shares at the Annual Meeting to provide the Company with greater flexibility to issue Common Stock for various corporate purposes, including raising equity capital through one or more private placements and/or public offerings. The Company expected to raise additional capital during 2004 in order to fund its operations.

On May 28, 2004, the Company completed a $1.5 million financing through the sale of 15,000 shares of Series G Convertible Preferred Stock at $100 per share (“Series G Shares”). Proceeds from this interim financing are being used to fund net costs and expenses of continuing operations. The Company continues to pursue longer-term financing in order to further improve its continuous monitoring products and explore additional applications of its technology. Of the 15,000 Series G Shares sold, 10,000 shares were purchased by funds managed by the Mercator Advisory Group, and 5,000 shares were purchased by BCC Acquisition II LLC. The Mercator Advisory Group and its related funds were the primary purchasers of the Company’s Series E Convertible Preferred Stock (“Series E Shares”) and Series F Convertible Preferred Stock (“Series F Shares”). All Series E Shares have been converted to Common Stock, resulting in the issuance of 2,650,176 shares of Common Stock to the Mercator funds, of which the Company believes 343,500 shares were subsequently sold. The Mercator Advisory Group and its related funds continue to hold 10,000 Series F Shares, which if converted in full at recent market prices would be expected to result in the issuance of up to 6,666,667 shares of Common Stock. BCC Acquisition II LLC has not converted any preferred stock or convertible notes it holds, and as of the record date did not hold any Common Stock. On May 28, 2004, the last sale price of the Company’s Common Stock was $.11 per share; on July 20, 2004, the last sale price of the Company’s Common Stock was $.17 per share.

Each Series G Share is convertible at any time into Common Stock at 75% of the volume weighted average trading price of the lowest three inter-day trading prices of the Common Stock during the five consecutive trading days preceding the conversion date, with a maximum exercise price of $.14 per share and a minimum price of $.06 per share. The term sheet for the Series G Shares negotiated by the parties called for a maximum conversion price of $.14 per share and a minimum conversion price of $.03 per share, based on then current market trends in the price of the Company’s Common Stock. However, the Company determined that, after taking into account the maximum number of shares that could be issued upon conversion of the Series G Shares at a minimum conversion price of $.03 per share as well as all outstanding shares of convertible preferred stock, convertible notes and warrants issued in connection with such financings, the number of shares that would have then been issued or reserved for conversion of all outstanding debt and equity issues and exercise of all options and warrants would have exceeded the number of authorized shares of Common Stock. After considering the risk to investors of a continuing reduction in the market price of the Company’s Common Stock, the parties agreed to delay setting the minimum conversion price at $.03 per share until additional shares were authorized, so long as the minimum conversion price was set initially at the lowest amount possible at existing authorization levels. Rather than reserve more shares than authorized, the initial floor conversion price was therefore set at $.06 per share. Pursuant to the terms of the subscription agreement for the Series G Shares, the Company agreed to call a Special Meeting of its shareholders and recommend an increase in the Company’s authorized shares. If the amendment to the articles of incorporation is approved, the minimum exercise price for Series G Shares will be decreased automatically to $.03 per share pursuant to the Certificate of Designations of Series G Convertible Preferred Stock, without further amendment and regardless of the terms of any future financing.

As part of this financing, the Company also issued three-year warrants to the purchasers of the Series G Shares. Those warrants entitle the holders to purchase an aggregate of 1,250,000 shares of the Company’s Common Stock at the lower of $0.11 per share or the average of the lowest ten inter-day closing prices of the Company’s Common Stock during the ten trading days preceding the exercise date. The Company also issued three-year warrants to the Mercator Advisory Group and its related funds to purchase an aggregate of 12,241,608 shares of the Company’s Common Stock at $.05 per share.

As stated above, the minimum conversion price of the Series G Shares automatically adjusts downward to $.03 per share upon approval of the additional authorized shares of Common Stock. Since the closing of the Series G financing, however, the market price of the Company’s Common Stock has generally improved which, if market trends continue, means that the minimum conversion price will be less likely to be triggered. In addition to meeting the Company’s contractual obligation to the holders of Series G Shares, the Board of Directors believes that the availability of additional authorized shares will restore flexibility to the Company to issue Common Stock for various corporate purposes, including future additional financings and issuances in connection with potential mergers or acquisitions. The Board of Directors believes that the availability of additional shares would facilitate the Company’s ability to accomplish business and financial objectives without delay for further shareholder approval, except as may be required in particular cases by the Company’s charter documents, applicable law or securities regulations.

Following a reduction of the minimum exercise price of the Series G Shares to $.03 per share, for which the Company will reserve 25,000,000 additional shares of Common Stock for potential issuance, the Company will have approximately 77,857,940 authorized but unissued and unreserved common shares available for additional financing and other purposes if the proposed amendment is approved. Over the last three years, the Company has issued shares of Common Stock primarily upon conversion of preferred stock and related warrants, or as restricted stock to employees prior to the sale of the Company’s intermittent testing business as an incentive to remain with the Company while it has pursued new market opportunities. As of the date of this proxy statement, the Company has not agreed to any further issuance of shares, but continues to pursue longer-term financing which may include the issuance of equity securities. If the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, book value per share, voting power and ownership of current shareholders. The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

The authorization of additional shares could have an anti-takeover effect, although that is not its intention. For example, if the Company were the subject of a hostile takeover attempt, it could try to impede the takeover by issuing shares of Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost of the takeover. The availability of this defensive strategy to the Company could discourage unsolicited takeover attempts, thereby limiting the opportunity for the Company’s shareholders to realize a higher price for their shares than is generally available in the public markets. The Board of Directors is not aware of any attempt or contemplated attempt to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

No change to the Company’s Preferred Stock authorization is requested by this amendment.

If the proposed amendment is adopted, it will become effective upon filing of Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation with the Minnesota Secretary of State.

The affirmative vote of a majority of the shares of Common Stock represented at the meeting is required for the approval of the amendment to the Amended and Restated Articles of Incorporation. The Company expects that executive officers and directors holding in the aggregate approximately 1.1% of the Company’s outstanding Common Stock as of the record date will vote for the approval of the amendment. The Company also expects that holders of the Series G Shares holding in the aggregate 555,713 shares of Common Stock (or 1.6%) as of the record date will vote for the approval of the amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION.

PROPOSAL TWO:

AMENDMENT TO CERTIFICATE OF DESIGNATIONS

OF SERIES F CONVERTIBLE PREFERRED STOCK

Pursuant to the terms of the subscription agreement for the Series G Shares, described under Proposal One, the Company also agreed to propose to the Company’s shareholders an amendment to the Certificate of Designations of each of the Company’s Series E Convertible Preferred Stock and Series F Convertible Preferred Stock to clarify the original intent of the parties regarding (i) the seniority of the Series G Shares over the Series F Shares and Series E Shares, and (ii) the seniority of the Series F Shares over the Series E Shares, with respect to liquidation preferences. Since the date of the Series G subscription agreement, all remaining Series E Shares have been converted to Common Stock. The Board of Directors has adopted a resolution proposing that the Certificate of Designations of Series F Convertible Preferred Stock be amended to clarify the seniority of the Series G Shares over the Series F Shares with respect to liquidation preferences, subject to shareholder approval.

On May 12, 2003, the Company completed a $1.5 million financing through the sale of 15,000 Series E Shares at a price of $100 per share. There are currently no Series E Shares outstanding. On January 16, 2004, the Company completed a $1.5 million financing through the sale of 15,000 Series F Shares, at a price of $100 per share. There are currently 10,000 Series F Shares outstanding. The Mercator Advisory Group and its related funds were the primary purchasers of the Series E Shares, Series F Shares and Series G Shares. It was the intention of the purchasers that each successive round of financing would be senior to the previous series, but as originally drafted the liquidation preference provision was not clear as to the relative seniority among the series. At the request of the purchasers of the Series G Shares, the Company agreed to formally clarify the positions of the series by amending the language used in the Certificates of Designations.

If approved by the Company’s shareholders, the first sentence of subsection (i) of paragraph (d) of the Certificate of Designations of Series F Convertible Preferred Stock would be amended to read as follows:

“(i) Preference upon Liquidation, Dissolution or Winding Up. In the event of any dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of each outstanding share of Series F Preferred Stock shall be entitled, after any payments due to the holders of any outstanding shares of Series G Convertible Preferred Stock, to be paid first out of the assets of the Corporation available for distribution to shareholders, whether such assets are capital, surplus or earnings, an amount equal to $100 (the “Series F Purchase Price”) per share of Series F Preferred Stock held (as adjusted for any stock splits, stock dividends or recapitalizations of the Series F Preferred Stock) and any declared but unpaid dividends on such share, before any payment shall be made to the holders of the Common Stock, or any other stock of the Corporation ranking junior to the Series F Preferred Stock with regard to any distribution of assets upon liquidation, dissolution or winding up of the Corporation.”

No other change to the Company’s Series F Shares is requested by this amendment. If the proposed amendment is adopted, it will become effective upon filing an amendment to the Company’s Certificate of Designations of Series F Convertible Preferred Stock with the Minnesota Secretary of State.

The affirmative vote of a majority of the shares of Common Stock and the affirmative vote of a majority of the Series F Shares, voting as a separate series, represented at the meeting is required for the approval of the amendment to the Certificate of Designations of Series F Convertible Preferred Stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE CERTIFICATE OF DESIGNATIONS OF SERIES F CONVERTIBLE PREFERRED STOCK.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock, as of July 20, 2004 by: (i) each person who is known by the Company to beneficially own more than 5% of the Common Stock, (ii) each of the Company’s directors, (iii) each of the Company’s named executive officers and (iv) all directors and executive officers of the Company as a group:

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class
Mercator Momentum Fund III L.P.(2) 555 South Flower Street, Suite 4500 Los Angeles, CA 90071	13,302,565	27.9%

BCC Acquisition II LLC(3) c/o Bay City Capital LLC 750 Battery Street, Suite 600 San Francisco, CA 94111	10,441,862	23.1%

Mercator Momentum Fund L.P.(4) 555 South Flower Street, Suite 4500 Los Angeles, CA 90071	9,145,806	21.0%

Long View Fund L.P.(5) 1325 Howard Avenue, Suite 422 Burlingame, CA 94010	5,298,725	15.0%

Monarch Pointe, Ltd.(6) c/o Bank of Ireland Securities Services, Ltd. New Century House International Financial Services Center Mayor Street Lower Dublin, Republic of Ireland	4,208,549	10.8%

Mercator Advisory Group LLC(7) 555 South Flower Street, Suite 4500 Los Angeles, CA 90071	4,073,500	10.5%

Mercator Focus Fund L.P.(8) 555 South Flower Street, Suite 4500 Los Angeles, CA 90071	2,168,136	6.1%

Amarfour, L.L.C.(9) 200 West Madison Street Suite 3800 Chicago, IL 60606	1,789,100	5.1%

Gerald L. Cohn(10)	616,614	1.8%

Mark B. Knudson, Ph.D.(11)	463,620	1.3%

David B. Kaysen(12)	100,000	*

Roy S. Johnson	33,710	*

Carl S. Goldfischer, M.D.(13)	26,000	*

Steven G. Emery(14)	25,000	*

Laurence L. Betterley	4,400	*

All directors and executive officers as a group (8 persons)(15)	1,269,344	3.6%

* Less than 1%.

(1)	Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options, warrants or other securities currently exercisable or convertible, or exercisable or convertible within 60 days of July 20, 2004 are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Shares of Common Stock issuable upon conversion of Preferred Stock are calculated assuming: (i) a market price determined as of July 20, 2004, or $.173 per share; (ii) a floor price for Series F Shares equal to $.15 per share; and (iii) a floor price for Series G Shares equal to $.06 per share. Except as indicated by footnote, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)	Includes up to 4,333,334 shares of Common Stock issuable upon conversion of Series F Shares, 2,564,043 shares of Common Stock issuable upon conversion of Series G Shares and 5,943,126 shares of Common Stock to be issued upon exercise of Common Stock warrants. Mercator Advisory Group is the general partner of Mercator Momentum Fund III, L.P. David Firestone, as managing member of Mercator Advisory Group, LLC, and as a member of Mercator Group LLC, has voting and investment control over the shares held by Mercator Momentum Fund III, L.P. The selling shareholder has agreed not to convert Series F Shares or Series G Shares, as applicable, or to exercise warrants to the extent such holder’s beneficial ownership of Common Stock will exceed 9.99% of the Common Stock then outstanding.

(3)	Includes 4,686,580 shares of Common Stock issuable upon the exercise of outstanding warrants, 1,908,832 shares of Common Stock issuable upon the conversion of outstanding convertible notes and up to 3,846,450 shares of Common Stock issuable upon conversion of Series G Shares. BCC Acquisition II LLC may exercise its rights only to the extent its beneficial ownership percentage does not equal or exceed 20%.

(4)	Includes up to 2,333,333 shares of Common Stock issuable upon conversation of Series F Shares, 2,564,043 shares of Common Stock issuable upon conversion of Series G Shares and 3,801,422 shares of Common Stock to be issued upon exercise of Common Stock warrants. Mercator Advisory Group is the general partner of Mercator Momentum Fund, L.P. David Firestone, as managing member of Mercator Advisory Group, LLC, and as a member of Mercator Group LLC, has voting and investment control over the shares held by Mercator Momentum Fund, L.P. The selling shareholder has agreed not to convert Series F Shares or Series G Shares, as applicable, or to exercise warrants to the extent such holder’s beneficial ownership of Common Stock will exceed 9.99% of the Common Stock then outstanding.

(5)	Includes up to 583,275 shares of Common Stock to be issued upon exercise of a Common Stock warrant.

(6)	Includes up to 2,564,813 shares of Common Stock issuable upon conversion of Series G Shares, and 1,643,736 shares of Common Stock to be issued upon exercise of a Common Stock warrants. The selling shareholder has agreed not to convert Series F Shares or Series G Shares, as applicable, or to exercise warrants to the extent such holder’s beneficial ownership of Common Stock will exceed 9.99% of the Common Stock then outstanding.

(7)	Includes up to 4,073,500 shares of Common Stock to be issued upon exercise of Common Stock warrants. Mercator Advisory Group is the general partner of Mercator Momentum Fund III, L.P., Mercator Momentum Fund, L.P. and Mercator Focus Fund, L.P. David Firestone, as managing member of Mercator Advisory Group, LLC, and as a member of Mercator Group LLC, has voting and investment control over the shares held by Mercator Momentum Fund III, L.P., Mercator Momentum Fund, L.P., Mercator Focus Fund, L.P. and Mercator Advisory Group LLC. The selling shareholder has agreed not to convert Series F Shares or Series G Shares, as applicable, or to exercise warrants to the extent such holder’s beneficial ownership of Common Stock will exceed 9.99% of the Common Stock then outstanding.

(8)

Includes up to 810,530 shares of Common Stock to be issued upon exercise of Common Stock warrants. Mercator Advisory Group is the general partner of Mercator Focus Fund, L.P. David Firestone, as managing member of Mercator Advisory Group, LLC, and as a member of Mercator Group, LLC, has voting and investment control over the shares held by Mercator Focus Fund, L.P. The selling shareholder has agreed not to convert Series F Shares or Series G Shares, as applicable, or to exercise warrants to the extent such holder’s beneficial ownership of Common Stock will exceed 9.99% of the Common Stock then outstanding.

(9)	In a Schedule 13G dated as of August 4, 1998, Amarfour, L.L.C. (“Amarfour”) indicated that it is the beneficial owner of 1,789,100 shares of Common Stock, with sole voting and dispositive power with respect to such shares. Amarfour also indicated that an affiliate of Amarfour (the “RA Trusts”) directly owned 25,319 shares of Common Stock, and that such affiliate owned indirect interests in each of BCC Acquisition II LLC, The Bay City Capital Fund I, L.P., Bay City Capital Management LLC and Bay City Capital LLC, which entities had acquired beneficial ownership of up to 3,400,541 shares of Common Stock as of such date. Amarfour also indicated that as of August 4, 1998 certain trusts primarily for the benefit of the lineal descendants of Nicholas J. Pritzker, deceased (the “Hoinfad Trusts”) owned less than a 10% interest in AEOW 96, LLC (“AEOW”), and that as of August 4, 1998, AEOW acquired beneficial ownership of 30,953 shares of the Company’s Common Stock, and, as of such date, beneficially owned an aggregate of 91,042 shares of the Company’s Common Stock. Different individuals serve as trustees of the member trusts of Amarfour and the RA Trusts on the one hand and the Hoinfad Trusts on the other hand, and there is no overlap in trusteeships between the Hoinfad Trusts and the member trusts of Amarfour, but there is overlap in trusteeships between the member trusts of Amarfour and the RA Trusts. Amarfour disclaims the existence of any group and beneficial ownership of such shares.

(10)	Includes 126,899 shares of Common Stock held by the Gerald L. Cohn Revocable Trust, as well as 47,619 shares issuable to the Gerald L. Cohn Revocable Trust upon the conversion of outstanding convertible notes and 269,824 shares of Common Stock to be issued upon exercise of a Common Stock warrant. Includes 3,000 shares owned by Mr. Cohn’s spouse. Also includes 87,500 shares of Common Stock issuable upon exercise of outstanding options.

(11)	Includes 132,500 shares of Common Stock issuable upon the exercise of outstanding options. Includes 156,250 shares of Common Stock beneficially owned by Medical Innovation Fund II (“MIF II”). Dr. Knudson is a general partner of Medical Innovation Partners II, the general partner of MIF II. Dr. Knudson disclaims beneficial ownership of these securities except to the extent of his proportionate pecuniary interest in the partnerships. Excludes 459,254 shares of Common Stock held by Medical Innovation Fund (“MIF”). Medical Innovation Partners (“MIP”) is the general partner of MIF. Dr. Knudson is a partner of MIP. Dr. Knudson disclaims beneficial ownership of such shares except to the extent of his proportionate pecuniary interests in such partnerships.

(12)	Includes 100,000 shares of Common Stock issuable upon exercise of outstanding options.

(13)	Includes 26,000 shares of Common Stock issuable upon exercise of outstanding options.

(14)	Includes 25,000 shares of Common Stock issuable upon exercise of outstanding options.

(15)	See Notes (10)–(14) above.

SOLICITATION OF PROXIES

The Company is paying the costs of solicitation, including the cost of preparing and mailing this Proxy Statement. Proxies are being solicited primarily by mail, but in addition, the solicitation by mail may be followed by solicitation in person, or by telephone or facsimile, by regular employees of the Company without additional compensation. The Company will reimburse brokers, banks and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to the Company’s shareholders.

PROPOSALS FOR THE NEXT ANNUAL MEETING

Pursuant to federal securities laws, any proposal by a shareholder to be presented at the 2005 Annual Meeting of Shareholders and to be included in the Company’s proxy statement and form of proxy must be received at the Company’s executive offices, 3050 Centre Pointe Drive, Suite 150, St. Paul, Minnesota 55113, no later than the close of business on November 28, 2004. Proposals should be sent to the attention of the Secretary. Pursuant to the Company’s Bylaws, in order for business to be properly brought before the next annual meeting by a shareholder, the shareholder must give written notice of such shareholder’s intent to bring a matter before the annual meeting no later than January 29, 2005. Each such notice should be sent to the attention of the Secretary, and must set forth certain information with respect to the shareholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in the Company’s Bylaws. The Company intends to exercise its discretionary authority with respect to any matter not properly presented by such date in accordance with the proxy rules adopted under the Securities Exchange Act of 1934.

BY ORDER OF THE BOARD OF DIRECTORS

Kenneth L. Cutler

Secretary

August 9, 2004

DIAMETRICS MEDICAL, INC.

3050 Centre Pointe Drive

St. Paul, Minnesota 55113

Special Meeting of Shareholders September 7, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints David B. Kaysen and W. Glen Winchell, and each of them, with power to act without the other and with all the right of substitution in each, the proxies of the undersigned to vote all shares of Diametrics Medical, Inc. (the “Company”) held by the undersigned on July 9, 2004, at the Special Meeting of Shareholders of the Company to be held on Tuesday, September 7, 2004 at 3:00 p.m. CST, at the offices of Dorsey & Whitney LLP, 50 South Sixth Street, Suite 1500, Minneapolis, Minnesota, and at all adjournments thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.

Receipt of Notice of Special Meeting of Shareholders and the Proxy Statement is acknowledged by your execution of this proxy. Complete, sign, date and return the proxy in the addressed envelope with no postage required. Please mail promptly to save further solicitation expenses.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF SHAREHOLDERS OF

DIAMETRICS MEDICAL, INC.

September 7, 2004

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê    Please detach along perforated line and mail in the envelope provided.    ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 and 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

	FOR	AGAINST	ABSTAIN
1. To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares.	☐	☐	☐
2. To approve an amendment to the Company’s Certificate of Designations of Series F Convertible Preferred Stock to clarify liquidation preferences.	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS PROVIDED BY THE UNDERSIGNED SHAREHOLDER, THE PROXY WILL BE VOTED “FOR” THE ITEMS LISTED HEREIN. ON ALL OTHER MATTERS THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTEREST OF THE COMPANY.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.